EXHIBIT 5



                               S. FRIEDMAN & Co.
                              Advocates & Notaries
       25 Hamered St., Tel-Aviv 68125, P.O.B. 50222 Tel-Aviv 61500, Israel
     Tel.: 972-3-7961500 Fax: 972-3-7961501 E-mail: tel-aviv@friedman.co.il
                               www.friedman.co.il

                             Tel-Aviv, 10 March 2005
                              Our file: 213052/135

Magal Security System Ltd.
17 Altalef Street,
Yahud Industrial Zone,
Yahud, Israel



Ladies and Gentleman,


       Re: Magal Security Systems Ltd.- Registration Statement on Form F-3
           ---------------------------------------------------------------

     We refer to the Registration Statement on Form F-3 ("Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on behalf of Magal Security Systems Ltd. (the "Company"), relating to an indeterminate number of Ordinary Shares NIS 1 nominal value of the Company and indeterminate number of warrants to purchase Ordinary Shares of NIS 1 nominal value of the Company, as shall have an aggregate initial offering price not to exceed $25,000,000 (collectively, the "Securities"), issuable from time to time under a shelf registration process.

     In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us, the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, the genuineness of all signatures, the due authenticity of all persons executing such documents and the due execution and delivery of such documents. As to certificates and information given by public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinion as they relate to the Company, we have also assumed the truth of all facts communicated to us by the Company officers.

     We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the Laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     Based upon the foregoing, we are of the opinion that the Securities have been duly and validly authorized for issuance and, when paid for and issued, will be legally issued, fully paid and non-assessable.


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Haifa Office:                                    Herzliya Office:
One Matam Towers,                                1 Hamenofim St.,
M.T.M. Scientific Industries Center              Industrial Area
P.O.B. 15065 Haifa 31905, Israel                 Herzliya 46725, Israel
Tel.: (972-4) 854 6666                           Tel.: (972-9) 970 5401
Fax: (972-4) 854 6677                            Fax: (972-9) 970 5406
E-mail: haifa@friedman.co.il                     E-mail: herzliya@friedman.co.il

                                         S. FRIEDMAN & Co., Advocates & Notaries


                                       2

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions "Legal Matters".


                                            Very truly yours,

                                            /s/S. Friedman & Co.
                                            S. Friedman & Co.
                                            Advocates and Notaries